Consent of Independent Registered Public Accounting Firm

We consent to use in this Post-Effective Amendment No. 5 to the Registration Statement on Form N-1A of Perritt Emerging Opportunities Fund, a series of Perritt Funds, Inc. of our report dated December 17, 2008, relating to our audit of the financial statements and financial highlights, appearing in the Prospectus, which is a part of such Registration Statement, and to the reference to our firm under the caption “Independent Registered Public Accounting Firm” in the Statement of Additional Information.

/s/ MCGLADREY & PULLEN, LLP

Chicago, Illinois
February 24, 2009